Exhibit 4.3

CNH EQUIPMENT TRUST 2022-A
PURCHASE AGREEMENT

between

CNH INDUSTRIAL CAPITAL AMERICA LLC

and

CNH CAPITAL RECEIVABLES LLC

Dated as of March 1, 2022

i

Section 6.15.	Counterparts	16
Section 6.16.	Electronic Signatures	16
Section 6.17.	Severability	16
Section 6.18.	Information Requests	16

EXHIBITS

EXHIBIT A                                              Form of CNHICA Assignment

SCHEDULES

SCHEDULE P                             Perfection Representation and Warranties

ii

PURCHASE AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of March 1, 2022, between CNH INDUSTRIAL CAPITAL AMERICA LLC, a Delaware limited liability company (“CNHICA”), and CNH CAPITAL RECEIVABLES LLC, a Delaware limited liability company (“CNHCR”).

RECITALS

WHEREAS, CNHICA and CNHCR wish to set forth the terms pursuant to which Contracts having an aggregate Contract Value of approximately $1,014,858,120.28 and identified on Schedule A to the CNHICA Assignment (the “Receivables”) as of the Cutoff Date are to be sold by CNHICA to CNHCR on the date hereof; and

WHEREAS, the Receivables will be transferred by CNHCR, pursuant to the Sale and Servicing Agreement, to CNH Equipment Trust 2022-A (the “Trust”), which Trust will issue Certificates representing non-assessable, fully paid, undivided beneficial interests in, and Notes collateralized by, the Receivables and the other property of the Trust; and

WHEREAS, CNHICA and CNHCR wish to set forth herein certain representations, warranties, covenants and indemnities of CNHICA with respect to the Receivables for the benefit of CNHCR, the Trust, the Noteholders and the Certificateholders.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1.                                                 Definitions.  Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture dated as of the date hereof between CNH Equipment Trust 2022-A and Citibank, N.A., as Indenture Trustee.

Section 1.2.                                                 Other Definitional Provisions.

(a)                               All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)                              As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)                               The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including, without limitation,”.

(d)                             The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)                               References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation.

(f)                                References to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms.

(g)                              References to any Person include that Person’s successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1.                                                 Conveyance of Receivables.  In consideration of CNHCR’s payment of $989,981,179.52 (the “Purchase Price”) in the manner set out in Section 2.5(a), and the other consideration (including the terms and covenants) contained herein, CNHICA does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest in, to and under (collectively, the “CNHICA Assets”):

(i)                                  the Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Cutoff Date;

(ii)                              the security interests in the Financed Equipment granted by Obligors pursuant to the Receivables and any other interest of CNHICA in such Financed Equipment;

(iii)                          any proceeds with respect to the Receivables from claims on insurance policies covering Financed Equipment or Obligors (to the extent not used to purchase Substitute Equipment);

(iv)                          any proceeds from recourse to Dealers with respect to the Receivables;

(v)                              any Financed Equipment that shall have secured the Receivables and that shall have been acquired by or on behalf of CNHCR; and

(vi)                          the proceeds of any and all of the foregoing.

Section 2.2.                                                 [Reserved].

Section 2.3.                                                 Intention of the Parties.  The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by CNHCR and a sale by CNHICA of the Receivables and not as a lending transaction, such that in the event of a filing of a petition for relief by or against CNHICA under the Bankruptcy Code, (i) such Receivables would not be property of CNHICA’s bankruptcy estate under Section 541 of the Bankruptcy Code, (ii) the bankruptcy court would not compel the turnover of such Receivables or collections thereon by CNHCR to CNHICA under Section 542 of the Bankruptcy Code, and (iii) the bankruptcy court would determine that payments on such Receivables not in the possession of CNHICA would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of CNHICA’s bankruptcy case.  The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by CNHCR of, any obligation or liability with respect to any Receivables, nor shall CNHCR be obligated to perform or otherwise be responsible for any obligation of CNHICA or any other Person in connection with the Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor.  If (but only to the extent that) the transfer of the CNHICA Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, CNHICA shall be deemed hereunder to have granted to CNHCR a security interest in all of CNHICA’s right, title and interest in and to the CNHICA Assets.  Such security interest shall secure all of CNHICA’s obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent.  CNHCR shall have, with respect to the property described in Section 2.1, and in addition to all the other rights and remedies available to CNHCR under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

Section 2.4.                                                 The Closing.  The sale and purchase of the Receivables shall take place at a closing at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 3100, Chicago, Illinois 60601 on the Closing Date, simultaneously with the closings under:  (a) the Sale and Servicing Agreement, (b) the Trust Agreement, (c) the Administration Agreement and (d) the Indenture.

Section 2.5.                                                 Payment of the Purchase Price.

(a)                               Receivables. The Purchase Price is payable on the Closing Date in cash in an amount of $989,981,179.52; and

(b)                              [Reserved].

Section 2.6.                                                 Cross-Collateralization.  To the extent CNHICA retains any interest in any item of Financed Equipment securing the repayment of any Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to CNHICA or otherwise, CNHICA acknowledges and agrees that its interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to CNHICA.  CNHICA hereby represents, warrants and covenants that NH Credit has not retained, and will not retain, any interest in any item of Financed Equipment securing the repayment of any Receivable, whether as a result of the related Obligor agreeing to cross-collateralize obligations or otherwise.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.                                                 Representations and Warranties of CNHCR.  CNHCR hereby represents and warrants to CNHICA as of the date hereof and as of the Closing Date:

(a)                               Organization and Good Standing.  CNHCR has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

(b)                              Due Qualification.  CNHCR is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified and have such licenses and approvals would not have a material adverse effect on (i) the Trust Estate, (ii) CNHCR’s performance of its obligations under the Basic Documents to which it is a party, (iii) the business or condition (financial or otherwise) of CNHCR or (iv) the validity or enforceability of any Receivable.

(c)                               Power and Authority.  CNHCR has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by CNHCR by all necessary limited liability company action.

(d)                             Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of CNHCR enforceable against CNHCR in accordance with its terms.

(e)                               No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of CNHCR, or any indenture, agreement or other instrument to which CNHCR is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of CNHCR’s knowledge, any order, rule or regulation applicable to CNHCR of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties.

(f)                                No Proceedings.  As of the date of the Underwriting Agreement, the Preliminary Prospectus Date, the Prospectus Date and the Closing Date, there are no proceedings or investigations pending or, to CNHCR’s knowledge, threatened against CNHCR, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CNHCR or its properties:  (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by CNHCR of its obligations under, or the validity or enforceability of, this Agreement or otherwise be material to the Noteholders, except as otherwise may be described in the Preliminary Prospectus or the Prospectus.

Section 3.2.                                                 Representations and Warranties of CNHICA.

(a)                               CNHICA hereby represents and warrants to CNHCR as of the date hereof and as of the Closing Date:

(i)                                  Organization and Good Standing.  CNHICA has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

(ii)                              Due Qualification.  CNHICA is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified and have such licenses and approvals would not have a material adverse effect on (a) the Trust Estate, (b) CNHICA’s performance of its obligations under the Basic Documents to which it is a party, (c) the business or condition (financial or otherwise) of CNHICA or (d) the validity or enforceability of any Receivable.

(iii)                          Power and Authority.  CNHICA has the power and authority to execute and deliver this Agreement and to carry out its terms; CNHICA has full power and authority to sell and assign the property to be sold and assigned to CNHCR hereby and has duly authorized such sale and assignment to CNHCR by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been duly authorized by CNHICA by all necessary limited liability company action.

(iv)                          Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of CNHICA enforceable against CNHICA in accordance with its terms.

(v)                              No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, by-laws or limited liability company agreement of CNHICA, or any indenture, agreement or other instrument to which CNHICA is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of CNHICA’s knowledge, any order, rule or regulation applicable to CNHICA of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHICA or its properties.

(vi)                          No Proceedings.  There are no proceedings or investigations pending or, to CNHICA’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHICA or its properties:  (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CNHICA of its obligations under, or the validity or enforceability of, this Agreement.  As of the date of the Underwriting Agreement, Preliminary Prospectus Date, the Prospectus Date and the Closing Date, there are no legal proceedings pending against CNHICA, or of which any property of CNHICA is subject, that are material to the Noteholders, and no such legal proceedings are known to CNHICA to be contemplated by any governmental authority.

(b)                              CNHICA makes the following representations and warranties as to the Receivables on which CNHCR relies in accepting the Receivables and in transferring the Receivables to the Trust.  Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to CNHCR and the subsequent assignment and transfer of such Receivables to the Trust pursuant to the Sale and Servicing Agreement and the Grant thereof to the Indenture Trustee pursuant to the Indenture:

(i)                                  Characteristics of Receivables.  Each Receivable is a Retail Installment Contract and:  (A) (1) (i) was originated in the United States of America by a Dealer in connection with the retail sale of Financed Equipment in the ordinary course of such Dealer’s business, and (ii) was purchased by CNHICA from a Dealer and validly assigned by such Dealer to CNHICA in accordance with its terms, except that some of the Receivables were purchased by NH Credit from Dealers (after being originated as provided above), securitized in a previous CNH Equipment Trust and purchased by CNHICA through the exercise of a clean-up call relating to that previous securitization or (2) was originated in the United States of America by CNHICA in connection with the financing or refinancing, as applicable, of Financed Equipment in the ordinary course of CNHICA’s business, and in the case of the foregoing clauses (1) and (2), was fully and properly executed by the parties thereto, (B) has created a valid, subsisting and enforceable first priority security interest in the Financed Equipment in favor of CNHICA except to the extent that such security interest has been assigned by CNHICA to CNHCR, by CNHCR to the Issuing Entity and by the Issuing Entity to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate.

(ii)                              Schedule of Receivables; No Adverse Selection of Receivables; Accuracy of Computer Tape.  The information set forth on Schedule A to the CNHICA Assignment delivered on the Closing Date is true and correct in all material respects as of the opening of business on the Cutoff Date.  No selection procedures believed by CNHICA to be adverse to the interests of the Trust, the Noteholders or the Certificateholders were or will be utilized in selecting the Receivables.  The computer tape regarding the Receivables made available to CNHCR and its assigns is true and correct in all respects regarding the characteristics of the Receivables.

(iii)                          Compliance with Law.  Each Receivable and the sale of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement with all requirements of applicable federal, State and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Wisconsin Consumer Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws, in each case, to the extent applicable.

(iv)                          Binding Obligation.  Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

(v)                              No Government Obligor.  None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

(vi)                          Security Interest in Financed Equipment.  Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of CNHICA as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of CNHICA as secured party.

(vii)                      Receivables in Force.  No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related Receivable in whole or in part (other than with respect to equipment released from a Lien in accordance with the Servicing Procedures).

(viii)                  No Amendment or Waiver.  No provision of a Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

(ix)                          No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Receivable.

(x)                              No Liens.  To the best of CNHICA’s knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Receivable, except those pursuant to the Basic Documents.

(xi)                          No Default; Delinquency Limitations.  No Receivable is a non-performing Receivable or has a payment that is more than 90 days overdue as of the Cutoff Date and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing; and no continuing condition (other than a payment default continuing for a period of not more than 90 days) that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and CNHICA has not waived any of the foregoing.  Receivables that are considered “delinquent” (as defined in Item 1101(d) of Regulation AB) constitute less than 20% of the aggregate Statistical Contract Value of all of the Trust’s Receivables as of the Cutoff Date.

(xii)                      Title.  It is the intention of CNHICA that the transfers and assignments contemplated herein constitute a sale of the Receivables from CNHICA to CNHCR and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against CNHICA under any bankruptcy or similar law.  Immediately prior to the transfers and assignments contemplated herein, CNHICA had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, CNHCR shall have good title to each Receivable, free and clear of all Liens; and the transfer and assignment of the Receivables to CNHCR has been, or within the timeframe required by Section 3.2(b)(xiv) of this Agreement will be, perfected under the UCC.

(xiii)                  Lawful Assignment.  No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

(xiv)                  All Filings Made.  All filings (including UCC filings) necessary in any jurisdiction to give CNHCR a first priority perfected ownership interest in the Receivables will be made on or prior to, or within 10 days after, the Closing Date.

(xv)                      One Original/Authoritative Copy.  There is only one original executed copy of each Receivable in the case of Receivables that are evidenced by tangible chattel paper, and only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each Receivable in the case of Receivables that are evidenced by electronic chattel paper.

(xvi)                  Maturity of Receivables.  Each Receivable has a remaining term to maturity of not more than 84 months; the weighted average remaining term of the Receivables is approximately 57.21 months as of the Cutoff Date; the weighted average original term of the Receivables, is approximately 62.84 months.

(xvii)              Scheduled Payments.  No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date.

(xviii)          Insurance.  The Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with CNHICA’s normal requirements.

(xix)                  Concentrations.  No Receivable has a Statistical Contract Value (when combined with the Statistical Contract Value of any other Receivable with the same or an Affiliated Obligor) that exceeds 1% of the aggregate Statistical Contract Value of all the Receivables.

(xx)                      Financing.  Receivables having an aggregate Statistical Contract Value of approximately 54.38% of the Aggregate Statistical Contract Value were secured by equipment that was new at the time the related Receivable was originated; the remainder of the Receivables represent financing of used equipment; Receivables having an aggregate Statistical Contract Value of approximately 87.15% of the Aggregate Statistical Contract Value of the Receivables, are attributable to financing of agricultural equipment; the remainder of the Receivables are attributable to financing of construction equipment.

(xxi)                  No Bankruptcies.  No Obligor on any Receivable as of the related Cutoff Date was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

(xxii)              No Repossessions.  None of the Financed Equipment securing any Receivable is in repossession status.

(xxiii)          Chattel Paper.  Each Receivable constitutes “chattel paper” as defined in the UCC of each State the law of which governs the perfection of the interest granted in it and/or the priority of such perfected interest.

(xxiv)          U.S. Obligors.  None of the Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

(xxv)              Payment Frequency.  As of the Cutoff Date and as shown on the books of CNHICA:  (A) Receivables having an aggregate Statistical Contract Value of approximately 63.48% of the Aggregate Statistical Contract Value had annual scheduled payments, (B) Receivables having an aggregate Statistical Contract Value of approximately 2.17% of the Aggregate Statistical Contract Value had semi-annual scheduled payments, (C) Receivables having an aggregate Statistical Contract Value of approximately 0.96% of the Aggregate Statistical Contract Value had quarterly scheduled payments, (D) Receivables having an aggregate Statistical Contract Value of approximately 28.22% of the Aggregate Statistical Contract Value had monthly scheduled payments, and (E) the remainder of the Receivables had irregularly scheduled payments.

(xxvi)          Perfection Representations.  CNHICA further makes all the representations, warranties and covenants set forth in Schedule P.

(xxvii)  No Consumer Receivables.  None of the Receivables is a consumer receivable.

ARTICLE IV

CONDITIONS

Section 4.1.                                                 Conditions to Obligation of CNHCR.

(a)                               Receivables.  The obligation of CNHCR to purchase the Receivables is subject to the satisfaction of the following conditions:

(i)                                  Representations and Warranties True.  The representations and warranties of CNHICA hereunder shall be true and correct on the Closing Date and CNHICA shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date to the extent such obligations are required to be performed by it hereunder on or prior to the Closing Date.

(ii)                              Computer Files Marked.  CNHICA shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that Receivables created in connection with the Receivables have been sold to CNHCR pursuant to this Agreement and deliver to CNHCR the Schedule of Receivables certified by the Chairman, the President, a Vice President, a Secretary, the Treasurer, an Assistant Secretary, or an Assistant Treasurer of CNHICA to be true, correct and complete.

(iii)                          Documents to Be Delivered by CNHICA on the Closing Date.

(A)                          The CNHICA Assignment.  On the Closing Date (but only if the Contract Value of the Receivables is greater than zero), CNHICA will execute and deliver the CNHICA Assignment, which shall be substantially in the form of Exhibit A.

(B)                           Evidence of UCC Filing.  On or prior to, or within 10 days following, the Closing Date (but only if the Contract Value of the Receivables is greater than zero), CNHICA shall authorize and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law to fully perfect CNHCR’s right, title and interest in the Receivables and the other property sold hereunder, executed (if execution is required) by CNHICA, as seller or debtor, and naming CNHCR, as purchaser or secured party, describing the Receivables and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables and such other property to CNHCR.  It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in CNHICA’s interests in Financed Equipment.  CNHICA shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to CNHCR of such filing, to CNHCR promptly upon CNHICA’s receipt thereof.

(C)                           Other Documents.  CNHICA will deliver such other documents as CNHCR may reasonably request.

(iv)                          Other Transactions.  The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

(b)                              [Reserved].

Section 4.2.                                                 Conditions to Obligation of CNHICA.  The obligation of CNHICA to sell the Receivables to CNHCR is subject to the satisfaction of the following conditions:

(a)                               Representations and Warranties True.  The representations and warranties of CNHCR hereunder shall be true and correct on the Closing Date with the same effect as if then made, and CNHCR shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date to the extent such obligations are required to be performed by it hereunder on or prior to the Closing Date.

(b)                              Receivables Purchase Price.  On the Closing Date, CNHCR shall have delivered to CNHICA the portion of the Purchase Price payable on the Closing Date pursuant to Section 2.5.

ARTICLE V

COVENANTS OF CNHICA

CNHICA agrees with CNHCR as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

Section 5.1.                                                 Protection of Right, Title and Interest.

(a)                               Filings.  CNHICA shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of CNHCR in and to the Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of CNHCR hereunder to the Receivables (other than Reacquired Receivables), and other property sold hereunder.  CNHICA shall deliver (or cause to be delivered) to CNHCR file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing.  CNHCR shall cooperate fully with CNHICA in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)                              Name Change.  Within 15 days after CNHICA makes any change in its name, identity or organizational structure that would or could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC or any title statute, as applicable, CNHICA shall give CNHCR notice of any such change, and no later than 10 days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR’s interest in the property included in the Trust Estate.

(c)                               Location Change.  Within 15 days after CNHICA makes any change to its “location” as defined in Section 9-307 of the UCC, CNHICA shall give CNHCR notice of any such change, and no later than 10 days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR’s interest in the property included in the Trust Estate.

Section 5.2.                                                 Other Liens or Interests.  Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement, the Indenture and the other Basic Documents, CNHICA:  (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables, and (b) shall defend the right, title and interest of CNHCR in, to and under the Receivables against all claims of third parties claiming through or under CNHICA; provided, however, that CNHICA’s obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement; provided further, the preceding shall not apply to Reacquired Receivables.

Section 5.3.                                                 Jurisdiction of Organization.  During the term of the Receivables, CNHICA will maintain its “location” (as defined in Section 9-307 of the UCC) in one of the States.

Section 5.4.                                                 Costs and Expenses.  CNHICA agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of CNHCR’s right, title and interest in, to and under the Receivables.

Section 5.5.                                                 Indemnification.  CNHICA shall indemnify, defend and hold harmless CNHCR for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein.  These indemnity obligations shall be in addition to any obligation that CNHICA may otherwise have.  CNHICA shall indemnify, defend and hold harmless CNHCR, the Issuing Entity, the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against any taxes that may at any time be asserted against such Person with respect to the sale of the Receivables to CNHCR hereunder or the sale of the Receivables to the Issuing Entity by CNHCR or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of CNHCR and the Issuing Entity, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

Section 5.6.                                                 [Reserved].

Section 5.7.                                                 Cross-Collateralization.  To the extent that CNHICA transfers, sells, assigns or otherwise pledges any contract to a third party and conveys any interest in any item of Financed Equipment securing the repayment of any Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to CNHICA and its assigns or otherwise, CNHICA acknowledges and agrees that it shall obtain from such third party an agreement that such third party’s interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to such third party.

Section 5.8.                                                 CNHICA’s Records; Access to Records.  CNHICA will maintain records and documents relating to the origination, underwriting and purchasing of the Receivables according to its customary business practice.  CNHICA will give CNHCR access to the records and documents to conduct a review of the representations and warranties made by CNHICA about the Receivables or in connection with any request or demand to repurchase a Receivable or any dispute resolution proceeding or a request or demand for any Review by the Asset Representations Reviewer.  Any access or review will be conducted at CNHICA’s offices during its normal business hours at a time reasonably convenient to CNHICA and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to CNHICA’s confidentiality and privacy policies.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1.                                                 Obligations of CNHICA.  The obligations of CNHICA under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

Section 6.2.                                                 Repurchase Events.  CNHICA hereby covenants and agrees with CNHCR for the benefit of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee and the Certificateholders that the occurrence of a breach of any of CNHICA’s representations and warranties contained in Section 3.2(b) shall constitute events obligating CNHICA to repurchase any Receivable materially and adversely affected by any such breach (“Repurchase Events”) at the Purchase Amount from CNHCR or from the Trust.  Except as set forth in Section 5.5, the repurchase obligation of CNHICA shall constitute the sole remedy of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee or the Certificateholders against CNHICA with respect to any Repurchase Event or any other breach pursuant to Section 3.2(b) hereof.  Section 4.6 and Section 9.1(a) of the Sale and Servicing Agreement are hereby incorporated by reference as if they were set forth herein, and CNHICA agrees to purchase or repurchase any Receivable which these sections require it, or permit the Servicer to cause it, to purchase or repurchase.

Section 6.3.                                                 CNHCR Assignment of Repurchased Receivables.  With respect to all Receivables repurchased by CNHICA pursuant to this Agreement, CNHCR shall sell, transfer, assign, set over and otherwise convey to CNHICA, without recourse, representation or warranty, all of CNHCR’s right, title and interest in, to and under such Receivables, and all CNHICA Assets related thereto, including all security and documents relating thereto.

Section 6.4.                                                 Dispute Resolution.  CNHICA agrees to be bound by the dispute resolution terms in Section 3.3 of the Sale and Servicing Agreement as if they were part of this Agreement.

Section 6.5.                                                 Trust.  CNHICA acknowledges and agrees that: (a) CNHCR will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such

Receivables and such rights to the Indenture Trustee and (c) the representations, warranties and covenants contained in this Agreement and the rights of CNHCR under this Agreement, including under Section 6.2, are intended to benefit the Trust, the Certificateholders and the Noteholders.  CNHICA hereby consents to all such sales and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by CNHCR.

Section 6.6.                                                 Amendment.  Any term or provision of this Agreement may be amended by CNHICA and CNHCR without the consent of the Indenture Trustee, any Noteholder, the Issuing Entity, the Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)                                  CNHICA and CNHCR deliver an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Certificateholders; or

(ii)                              CNHICA and CNHCR deliver an Officer’s Certificate of CNHICA and CNHCR, respectively, to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Certificateholders.

An amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholders of a Class of Notes if the Rating Agency Condition has been satisfied with respect to such amendment for such Class of Notes.

Prior to the execution of any such amendment or consent, CNHICA shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

Notwithstanding anything herein to the contrary (other than as provided in the third following paragraph), any term or provision of this Agreement may be amended by CNHICA and CNHCR without the consent of the Certificateholders, the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

This Agreement may also be amended from time to time by CNHICA and CNHCR, with prior written notice to the Rating Agencies, with the written consent of (x) Noteholders holding Notes evidencing at least a majority of the Note Balance and (y) the Certificateholders evidencing not less than 50% of the beneficial interest in the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may:  (i) reduce the interest rate or principal of any Note or Certificate, or delay the Class Final Scheduled Maturity Date of any Note or (ii) reduce the aforesaid percentage of the Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby.

It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Section 6.7.                                                 [Reserved.]

Section 6.8.                                                 Waivers.  No failure or delay on the part of CNHCR in exercising any power, right or remedy under this Agreement or the CNHICA Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.9.                                                 Notices.  All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or by facsimile, and shall be deemed to have been duly given upon receipt:  (a) in the case of CNHICA, to CNH Industrial Capital America LLC, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer, (telephone: (630) 887-2095) (facsimile: (630) 887-5448); (b) in the case of CNHCR, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527, Attention: Assistant Treasurer, (telephone: (630) 887-2095) (facsimile: (630) 887-5448); (c) in the case of the Rating Agencies, at their respective addresses set forth in Section 10.3 of the Sale and Servicing Agreement, or, as to each of the foregoing, at such other address or facsimile number as shall be designated by written notice to the other parties.

Section 6.10.                                         Costs and Expenses.  CNHICA will pay all expenses incident to the performance of its obligations under this Agreement and CNHICA agrees to pay all reasonable out-of-pocket costs and expenses of CNHCR, excluding fees and expenses of counsel, in connection with the perfection as against third parties of CNHCR’s right, title and interest in, to and under the Receivables and the enforcement of any obligation of CNHICA hereunder.

Section 6.11.                                         Representations of CNHICA and CNHCR.  The respective agreements, representations, warranties and other statements by CNHICA and CNHCR set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.4.

Section 6.12.                                         Confidential Information.  CNHCR agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of CNHCR’s rights hereunder, under the Receivables, under the Sale and Servicing Agreement or the Indenture or any other Basic Document or as required by any of the foregoing or by law.

Section 6.13.                                         Headings and Cross-References.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

Section 6.14.                                         Governing Law.  This Agreement and the CNHICA Assignment shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

Section 6.15.                                         Counterparts.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

Section 6.16.                                         Electronic Signatures.  Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act, and the parties hereby waive any objection to the contrary.

Section 6.17.                                         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.18.                                         Information Requests.  The parties hereto shall provide any information reasonably requested by the other party or any of their Affiliates, at the expense of such party, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

CNH CAPITAL RECEIVABLES LLC

By:	/s/ Daniel Willems Van Dijk
	Name:	Daniel Willems Van Dijk
	Title:	Assistant Treasurer

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:	/s/ Daniel Willems Van Dijk
	Name:	Daniel Willems Van Dijk
	Title:	Assistant Treasurer

[Signature Page to Purchase Agreement]

EXHIBIT A
to Purchase Agreement

FORM OF
CNHICA ASSIGNMENT

For value received, in accordance with and subject to the Purchase Agreement dated as of March 1, 2022 (the “Purchase Agreement”), between the undersigned and CNH Capital Receivables LLC (“CNHCR”), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto CNHCR, without recourse, all of its right, title, interest in, to and under:  (a) the Receivables (collectively, the “Receivables”), which are listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Receivables and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Receivables from claims on insurance policies covering Financed Equipment or Obligors (to the extent not used to purchase Substitute Equipment), (d) any proceeds from recourse to Dealers with respect to the Receivables, (e) any Financed Equipment that shall have secured the Receivables and that shall have been acquired by or on behalf of CNHCR, and (f) the proceeds of any and all of the foregoing.  The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

This CNHICA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed in all respects by the Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this CNHICA Assignment to be duly executed as of           , 2022.

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:
Name:
Title:

SCHEDULE A
to CNHICA Assignment

SCHEDULE OF RECEIVABLES
[ATTACHED HERETO]

EXHIBIT B
to Purchase Agreement

[RESERVED]

Schedule P

1.         General.  The Purchase Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of CNHCR, which, (a) is enforceable upon execution of the Purchase Agreement against creditors of and purchasers from CNHICA, as such enforceability may be limited by applicable debtor relief laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in clause 4 below will be prior to all other Liens (other than Liens permitted pursuant to clause 5 below).

2.         General.  The Receivables constitute “tangible chattel paper” or “electronic chattel paper”, as the case may be, within the meaning of UCC Section 9-102.  CNHICA has taken all steps necessary to perfect its security interest against the Obligor in the Financed Equipment securing the Receivables.

3.         Creation.  Immediately prior to the conveyance of the Receivables pursuant to the Purchase Agreement, CNHICA owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person.

4.         Perfection.  CNHICA has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to CNHCR under the Purchase Agreement in the Receivables.  With respect to the Receivables that constitute electronic chattel paper, CNHICA, immediately prior to the transfer of the CNHICA Assets under this Agreement, has “control” within the meaning of UCC Section 9-105 of such electronic chattel paper. With respect to the Receivables that constitute tangible chattel paper, the Servicer, as custodian, solely as agent of the Issuing Entity and the Indenture Trustee, received possession of such original copies of such tangible chattel paper that constitute or evidence the Receivables, and CNHICA has caused, or will have caused within ten days of the effective date of the Purchase Agreement, the filing of financing statements against CNHICA in favor of CNHCR in connection herewith describing such Receivables and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Buyer.”

5.         Priority.  Other than the security interests granted to CNHCR pursuant to the Purchase Agreement, and any other security interest which has been released or terminated, CNHICA has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. CNHICA has not authorized the filing of and is not aware of any financing statements against CNHICA that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interests granted to CNHCR under the Purchase Agreement, (ii) that has been terminated or released the Receivables from such security interest, or (iii) that has been granted pursuant to the terms of the Basic Documents.  None of the chattel paper that

P-1

constitutes or evidences the Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than Indenture Trustee.

P-2